UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 3, 2015

Southcross Energy Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35719	45-5045230
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1717 Main Street

Suite 5200

Dallas, Texas 75201

(Address of principal executive office) (Zip Code)

(214) 979-3700

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, J. Michael Anderson has stepped down as Senior Vice President, Chief Financial Officer and Secretary of Southcross Energy Partners GP, LLC (the “General Partner”), the general partner of Southcross Energy Partners, L.P. (the “Partnership”). On July 3, 2015, Mr. Anderson entered into a General Release Agreement with the General Partner (the “Release Agreement”) that is effective as of June 26, 2015 (the “Effective Date”). All capitalized terms used below but not otherwise defined have the meanings given them in the Release Agreement.

Under the Release Agreement, Mr. Anderson will receive his Base Salary through the Effective Date, the pro rata portion of the target bonus for the current year through the Effective Date, the Bonus, the Severance Payment, and reimbursement for the cost of COBRA coverage for 18 months. In addition, the Release Agreement requires the Partnership to accelerate the vesting of certain phantom units previously issued to Mr. Anderson under the Partnership’s 2012 Long-Term Incentive Plan, and provides for the payment of accumulated distribution equivalent rights with respect to such phantom units, if certain conditions are satisfied. The Release Agreement includes a general release of claims by Mr. Anderson and customary restrictive covenants.

The foregoing description of the Release Agreement is qualified in its entirety by reference to the full text of the Release Agreement, which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	General Release Agreement, executed July 3, 2015 and effective June 26, 2015, between Southcross Energy Partners GP, LLC and J. Michael Anderson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southcross Energy Partners, L.P.

	By:	Southcross Energy Partners GP, LLC,
its general partner

Dated: July 8, 2015	By:	/s/ John E. Bonn
		Name:	John E. Bonn
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	General Release Agreement, executed July 3, 2015 and effective June 26, 2015, between Southcross Energy Partners GP, LLC and J. Michael Anderson.